Exhibit 99.2

FOR IMMEDIATE RELEASE

Earthstone Energy, Inc. Announces First Quarter 2015 Conference Call for Monday, May 18, 2015 at 11:00 a.m. Eastern

Houston, Texas, May 13, 2015 – Earthstone Energy, Inc. (NYSE MKT: ESTE) (“Earthstone” or the “Company”), announced today that its management will host a conference call on
Monday, May 18, 2015, at 11:00 a.m. Eastern (10:00 a.m. Central) to discuss the Company’s operations and financial results for the first quarter of 2015 and its outlook for 2015. Prepared remarks by Frank A. Lodzinski, President and Chief Executive Officer, and Robert J. Anderson, Executive Vice President, Corporate Development and Engineering, will be followed by a question and answer session.

Investors and analysts are invited to participate in the call by dialing 877-407-8035 for domestic calls or 201-689-8035 for international calls, in both cases asking for the Earthstone conference call.

A replay of the call will be available on the Company’s website and by telephone until 11:59 p.m. Eastern (10:59 p.m. Central), June 1, 2015. The number for the replay is 877-660-6853 for domestic calls or 201-612-7415 for international calls, using Conference ID: 13610292.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented independent oil and gas exploration and production company engaged in the development and acquisition of oil and gas reserves through an active and diversified program that includes the acquisition, drilling and development of undeveloped leases, and purchases of reserves and exploration activities, with its current primary assets located in the Eagle Ford trend of south Texas and in the Williston Basin of North Dakota and Montana. Earthstone is traded on NYSE MKT under the symbol “ESTE.” Information on Earthstone can be found at www.earthstoneenergy.com. Our corporate headquarters is located in The Woodlands, Texas. We also have an operating office in Denver, Colorado.

Contact:

Neil K. Cohen

Vice President, Finance, and Treasurer

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, TX 77380

281-298-4246